EXHIBIT 99.1

NRx Pharmaceuticals Appoints Seth Van Voorhees, PhD, as Chief Financial Officer and Treasurer

RADNOR, Pa., June 7, 2022 /PRNewswire/ -- NRx Pharmaceuticals, Inc. (Nasdaq: NRXP), a clinical-stage biopharmaceutical company, announced today that the company's Board of Directors appointed Seth Van Voorhees, Ph.D. as Chief Financial Officer and Treasurer effective June 13, 2022.

"Dr.Van Voorhees is a highly accomplished CFO with extensive experience in corporate finance, capital markets, investment banking and licensing. His appointment comes at an important time for our Company, as we are focusing our resources principally on our psychiatry franchise. His financial and scientific expertise will be instrumental in helping us to continue to grow the Company," said Robert Besthof, Interim Chief Executive Officer of NRx Pharmaceuticals. "We are grateful to Ira Strassberg for his important contributions to the Company since last August, including the establishment of robust internal controls and the further build-up of our finance and accounting function at the Company."

"I am pleased to join NRx Pharmaceuticals at this exciting stage, as the Company is focusing principally on the development of NRX-101, its Breakthrough Designation Therapy for Severe Bipolar Depression in patients with Acute Suicidal Ideation and Behavior (ASIB). Its scientific platform creates attractive opportunities to address the very high unmet need of treating bipolar depression in patients with suicidality, as well as other psychiatric disorders. Up to 50% of individuals with bipolar disorder attempt suicide over their lifetime, and patients with bipolar depression and suicidality have traditionally been excluded from clinical studies. The Company is already enrolling patients in a Phase II trial studying patients with bipolar depression and sub-acute suicidality (not requiring hospitalization) and plans to initiate a Phase IIb/III registrational trial in patients with bipolar depression and ASIB (requiring hospitalization) later this year," said Dr. Van Voorhees.

Dr. Van Voorhees most recently served as CFO of PDS Biotechnology during which he completed several financing transactions in 2021.  Prior to joining PDS Biotechnology, he spent 10 years as the CFO for Research Frontiers and for American Pacific. Earlier in his career, Dr. Van Voorhees worked in investment banking supporting chemical/pharmaceutical clients at Merrill Lynch, UBS Warburg, and Wasserstein Perella.  He received a Ph.D. in chemistry from the University of Pennsylvania and an MBA from Columbia University.

About NRx Pharmaceuticals

NRx Pharmaceuticals, Inc. ("NRx Pharmaceuticals" or the "Company") draws upon decades of collective, scientific, and drug-development experience to address very high unmet needs of patients and bring improved health to patients. The U.S. Food and Drug Administration ("FDA") has additionally granted Breakthrough Therapy designation, a Special Protocol Agreement, and a Biomarker Letter of Support for NRX-101, an investigational medicine for the treatment of severe bipolar depression in patients with acute suicidal ideation and behavior (ASIB) after initial stabilization with ketamine or other effective therapy. NRx Pharmaceuticals is led by executives who have held leadership roles at Lilly, Pfizer, and Novartis as well as major investment banking institutions.

Cautionary Note Regarding Forward-Looking Statements

This announcement of NRx Pharmaceuticals, Inc. includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995, which may include, but are not limited to, statements regarding our financial outlook, product development, business prospects, and market and industry trends and conditions, as well as the Company's strategies, plans, objectives, and goals. These forward-looking statements are based on current beliefs, expectations, estimates, forecasts, and projections of, as well as assumptions made by, and information currently available to, the Company's management.

The Company assumes no obligation to revise any forward-looking statement, whether as a result of new information, future events or otherwise.  Accordingly, you should not place reliance on any forward-looking statement, and all forward-looking statements are herein qualified by reference to the cautionary statements set forth above.

SOURCE: NRx Pharmaceuticals

CORPORATE CONTACT

Molly Cogan

Sr. Director, Global Communications

mcogan@nrxpharma.com

INVESTOR RELATIONS

Tim McCarthy

Investor Relations

tim@lifesciadvisors.com